SECURITIES AND EXCHANGE COMMISSIONS

Washington, D.C. 20549

Form 8K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

DATE OF REPORT: February 14, 2006

CCA INDUSTRIES, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE

(State or other jurisdiction of incorporation or organization)

2-85538-B

(Commission File Number)

1-31643

(IRS Employer Identification Number)

200 Murray Hill Parkway, East Rutherford, New Jersey 07073

(Address of principal executive offices, zip code)

(201) 330-1400

(Registrant's telephone number including area code)

Item 7.01. Other Events and Regulations FD Disclosures

On February 10, 2006, the Company agreed to use its free cash to purchase in a private transaction, an aggregate of 225,000 shares of the Company's common stock: 100,000 shares from David Edell and 100,000 shares from Ira W. Berman, the Company's founders and 25,000 from Drew Edell, an officer of the Company. The purchase price was $10.50 discounted from the $10.82, the closing price at the close of business on that date. The purchase decreased the number of shares outstanding from 7,246,345 to 7,021,345.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 14, 2006

CCA Industries, Inc.

Registrant

By: Ira W. Berman

Ira W. Berman, Secretary